Exhibit 10.13

EXECUTION VERSION

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

of

AGILON HEALTH TOPCO, INC.

dated as of November 29, 2019

TABLE OF CONTENTS

1.	Definitions	2
2.	Shares Subject to Agreement	6
3.	Obligations to Vote Voting Shares for Specific Designee	6
4.	Obligations to Vote Voting Shares for Removal of Director; Filling Vacancies; No Bad Actor Disqualification	7
5.	Transfers by a Stockholder	7
6.	Exempt Transfers	11
7.	Prohibited Transfers	11
8.	Lock-Up Agreement	12
9.	Drag-Along Right	13
10.	Vote to Increase Authorized Capital Stock	15
11.	Termination	15
12.	Successors in Interest	16
13.	No Liability for Election of Recommended Directors	16
14.	Covenant to Vote; Grant of Proxy	16
15.	Covenants and Representations of the Company and the Major Holder	17
16.	Rights to Future Stock Issuances	18
17.	Miscellaneous	20

	Exhibit A: Adoption Agreement
	Exhibit B: Consent of Spouse
	Exhibit C: Affiliate Agreements
	Exhibit D: Executed Adoption Agreements

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Agilon Health Topco, Inc.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amended and Restated Stockholders’ Agreement (as it may be amended from time to time, this “Agreement”) is made as of November 29, 2019 (the “Effective Date”), by and among Agilon Health Topco, Inc., a Delaware corporation (the “Company”), the Major Holder and each of the parties who have executed either the Existing Agreement or an Adoption Agreement to this Agreement (including, for the avoidance of doubt, joinders to the Existing Agreement). The Company, the Major Holder and the Stockholders are sometimes referred to herein as the “Parties” or each a “Party.”

RECITALS:

WHEREAS, on April 27, 2017, the Company and COPC Practice Management, LLC an Ohio limited liability company (“COPCM”), entered into the Stockholders’ Agreement in respect of the Company (the “Existing Agreement”);

WHEREAS, on November 7, 2018, (i) the Company entered into the Morgan Stanley Investment Agreement with the Morgan Stanley Purchasers, (ii) the Company and the Major Holder entered into the Amendment to the Existing Agreement and (iii) each Morgan Stanley Purchaser entered into an Adoption Agreement, pursuant to which each such Morgan Stanley Purchaser became a Stockholder for all purposes of the Existing Agreement as so amended;

WHEREAS, on January 4, 2019, (i) the Company entered into the Capital World Investment Agreement with the Capital World Purchasers, (ii) the Company and the Major Holder entered into the Second Amendment to the Existing Agreement as then amended and (iii) each Capital World Purchaser entered into an Adoption Agreement, pursuant to which each such Capital World Purchaser became a Stockholder for all purposes of the Existing Agreement as so amended;

WHEREAS, on March 12, 2019 and April 30, 2019, certain of the Morgan Stanley Purchasers delivered side letters addressed to the Company reflecting name changes of such Morgan Stanley Purchasers that the Company acknowledged;

WHEREAS, on November 7, 2019, (i) the Company entered into the Rock Springs Investment Agreement with the Rock Springs Purchaser, (ii) the Company and the Major Holder entered into the Third Amendment to the Existing Agreement, pursuant to which, among other things, the Major Holder became party to the Existing Agreement as then amended and (iii) the Rock Springs Purchaser entered into an Adoption Agreement, pursuant to which the Rock Springs Purchaser became a Stockholder for all purposes of the Existing Agreement as so amended;

WHEREAS, on the date hereof, the Company entered into the Wellington Investment Agreement with the Wellington Purchaser; and

WHEREAS, the Company and the Major Holder desire to amend and restate the Existing Agreement as currently amended in its entirety effective as of the Effective Date by entering into this Agreement and concurrently therewith the Wellington Purchaser will enter into an Adoption Agreement pursuant to which the Wellington Purchaser becomes a Stockholder for all purposes of this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the recitals set forth above, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. In addition to the terms defined above, the following terms used in this Agreement will be construed to have the meanings set forth or referenced below.

“Adoption Agreement” shall mean an Adoption Agreement substantially in the form attached hereto as Exhibit A.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“agilon health” shall have the meaning as defined in Section 15.3.

“Agilon Health Holdings” shall have the meaning as defined in Section 15.3.

“Agilon Health Intermediate Holdings” shall have the meaning as defined in Section 15.3.

“Agreement” shall have the meaning as defined in the preamble.

“Approved Sale Transaction” shall have the meaning as defined in Section 9.1.

“Board” shall mean the Company’s Board of Directors.

“Business Day” shall mean any day other than (a) a Saturday or a Sunday or (b) a day on which commercial banks in New York are authorized or required by law or executive order to close.

“Capital Stock” shall mean the Common Stock and Preferred Stock of the Company, whether authorized as of or after the date hereof in accordance with the Company’s Certificate of Incorporation.

“Capital World Investment Agreement” shall mean the Investment Agreement, dated as of January 4, 2019, by and among the Company and the purchasers party thereto.

“Capital World Purchasers” shall mean Purchasers as defined in the Capital World Investment Agreement and any permitted transferee from any such Capital World Purchaser.

“Co-Sale Participant” shall have the meaning as defined in Section 5.4(e).

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“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, whether authorized as of or after the date hereof in accordance with the Company’s Certificate of Incorporation.

“Company” shall have the meaning as defined in the preamble.

“Company Notice” shall have the meaning as defined in Section 5.2.

“Consent of Spouse” shall have the meaning as defined in Section 17.11.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“COPCM” shall have the meaning as defined in the recitals.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Disqualification Event” shall have the meaning as defined in Section 4.2.

“Disqualified Designee” shall have the meaning as defined in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Exempted Securities” shall mean:

(i) shares of Common Stock or Options (including any phantom Common Stock or Options) issued to employees or directors of, or consultants or advisors to, or physician networks that provide services to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(ii) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and

(iii) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another Person by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board.

“Existing Agreement” shall have the meaning as defined in the recitals.

“Fully Exercising Investor” shall have the meaning as defined in Section 16.1(b).

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“Investment Agreements” shall mean the Morgan Stanley Investment Agreement, the Capital World Investment Agreement, the Rock Springs Investment Agreement and the Wellington Investment Agreement.

“IPO” shall mean the initial sale of the common stock of the Company in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

“Issuance Offer Notice” shall have the meaning as defined in Section 16.1(a).

“Major Holder” shall mean CD&R Vector Holdings, L.P., a Delaware limited partnership, for as long as it or any of its Affiliates hold Capital Stock. For purposes of this Agreement, the Major Holder shall not be deemed a “Stockholder.”

“Major Holder Co-Sale Notice” shall have the meaning as defined in Section 5.4(c).

“Morgan Stanley Investment Agreement” shall mean the Investment Agreement, dated as of November 7, 2018, by and among the Company and the purchasers party thereto.

“Morgan Stanley Purchasers” shall mean Purchasers as defined in the Morgan Stanley Investment Agreement and any permitted transferee from any such Morgan Stanley Purchaser.

“MS Agent” shall have the meaning ascribed to such term in the Morgan Stanley Investment Agreement.

“New Securities” shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Non-Selling Stockholders” shall have the meaning as defined in Section 5.3(a).

“Notice” shall have the meaning as defined in Section 5.1.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Participating Stockholders” shall have the meaning as defined in Section 5.3(a).

“Person” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

“Preferred Stock” shall mean any preferred stock of the Company, regardless of series, authorized after the date hereof in accordance with the Company’s Certificate of Incorporation.

“Private Placements Financing Round” shall mean only those issuances of shares of Common Stock pursuant to private placements including and immediately subsequent to the issuance of Common Stock pursuant to the Rock Springs Investment Agreement and the Wellington Investment Agreement (collectively, “Subsequent Private Placements”), until and only including the first Subsequent Private Placement to the extent and only to the extent to which proceeds from all Subsequent Private Placements total $125,000,000 in the aggregate.

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“Prohibited Transfer” shall have the meaning as defined in Section 7.1(a).

“Purchasers” shall mean the Morgan Stanley Purchasers, the Capital World Purchasers, the Rock Springs Purchaser and the Wellington Purchaser.

“Purchaser Transferor” shall have the meaning as defined in Section 6.

“Rock Springs Investment Agreement” shall mean the Investment Agreement, dated as of November 7, 2019, by and between the Company and the Rock Springs Purchaser.

“Rock Springs Purchaser” shall mean Rock Springs Capital Master Fund LP, a Cayman Islands exempted limited partnership and any permitted transferee from the Rock Springs Purchaser.

“Sale Notice” shall mean written notice from the Company to Stockholders giving notice that the Board and Major Holder have approved in writing or in a meeting, as evidenced by a writing reflecting such approval, a Sale Transaction.

“Sale Transaction” shall mean a transaction or series of related transactions (whether structured as a sale of Capital Stock, asset sale, merger, consolidation, reorganization, joint venture or otherwise) in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, or from the Company all or substantially all of its assets.

“Second Notice” shall have the meaning as defined in Section 5.3(a).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Stockholder Co-Sale Notice” shall have the meaning as defined in Section 5.4(a).

“Stock Equivalents” shall mean any stock option and any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Capital Stock, and any option, warrant or other right to subscribe for, purchase or acquire Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

“Stockholder Notice” shall have the meaning as defined in Section 5.3(a).

“Stockholders” shall mean the parties listed on Schedule I hereto.

“Subsequent Private Placements” has the meaning as defined in the definition of Private Placements Financing Round.

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“Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Capital Stock.

“Voting Shares” shall mean shares of Company voting securities, whether now owned or hereafter acquired.

“Waived Investor” shall have the meaning as defined in Section 16.1(e).

“Wellington” shall mean Wellington Management Company LLP or any successor thereof.

“Wellington Investment Agreement” shall mean the Investment Agreement, dated as of the date hereof, by and between the Company and the Wellington Purchaser.

“Wellington Purchaser” shall mean Hadley Harbor Master Investors (Cayman) II L.P., a limited partnership organized in the Cayman Islands and any permitted transferee from the Wellington Purchaser.

2. Shares Subject to Agreement. During the existence of this Agreement, each Stockholder agrees and shall require that any transferee or assignee of any such Stockholder’s shares of Capital Stock agree in writing to hold all of such Stockholder’s Capital Stock subject to, and shall vote any Voting Shares in accordance with, the provisions of this Agreement.

3. Obligations to Vote Voting Shares for Specific Designee.

3.1 Each Stockholder shall vote all Voting Shares owned by such Stockholder or over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a Stockholder, director, member of a board committee, officer of the Company or otherwise), and the Company shall take all necessary or desirable actions within its control, to ensure that:

(a) the number of directors constituting the Board is fixed and remains at all times at such number as the Major Holder shall designate from time to time and further approved by the Board in accordance with the Bylaws of the Company; and

(b) the Board shall be comprised of those individuals designated by the Major Holder.

3.2 In the absence of any designation from the Major Holder, the director previously designated in writing, reasonably prior to any such election and then serving shall be reelected if still eligible to serve as provided herein, or, if no election is held, shall continue to serve until such director’s successor shall be duly elected, unless such director resigns or is properly removed as a director of the Company.

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4. Obligations to Vote Voting Shares for Removal of Director; Filling Vacancies; No Bad Actor Disqualification.

4.1 Any Party having the right to designate a director pursuant to Section 3 hereof shall have the right to request the resignation or removal of such director. In such event, each of the Stockholders shall vote such Stockholder’s Voting Shares in a manner that would cause the removal of such director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director. In the event of the resignation, death, removal or disqualification of a director, the Party which had the right to designate such director pursuant to Section 3 shall promptly designate a new director and, after written notice of the nomination has been given by such Party to each of the Parties hereto, each Stockholder will vote such Stockholder’s Voting Shares to elect such designee to the Board.

4.2 Each Party with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Party’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such Party’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Party to this Agreement with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Party’s knowledge, is a Disqualified Designee and (B) that in the event such Party becomes aware that any individual previously designated by any such Party is or has become a Disqualified Designee, such Party shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

5. Transfers by a Stockholder.

5.1 Notice of Transfer. If a Stockholder proposes to Transfer any shares of Capital Stock, then the Stockholder shall promptly give written notice (the “Notice”) to the Company and to the Major Holder at least forty-five (45) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Capital Stock to be Transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 6, the Notice shall state under which clause of Section 6 the Transfer is being made. Notwithstanding anything herein to the contrary, the Major Holder shall have the right to consent to any such Transfer (other than a Transfer pursuant to Section 6 hereof) and determine whether to waive the application of Sections 5.2, 5.3 and/or 5.4 with respect thereto, in each case in its sole and absolute discretion; provided that the Major Holder may not waive the application of Section 5.4 with respect to Transfers of any shares of Capital Stock by the Major Holder.

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5.2 Company Right of First Refusal. For a period of twenty (20) days following receipt of any Notice described in Section 5.1, the Company shall have the right to purchase all or a portion of the Capital Stock subject to such Notice on the same terms and conditions as set forth therein. The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the selling Stockholder within such twenty (20) day period. The Company shall effect the purchase of the Capital Stock, including payment of the purchase price, not more than five (5) Business Days after delivery of the Company Notice and at such time shall record such purchase on the Company’s books. The Capital Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company’s Capital Stock.

5.3 Non-Selling Stockholder Right of First Refusal.

(a) In the event that the Company does not elect to purchase all of the Capital Stock available pursuant to its rights under Section 5.2 within the period set forth therein, the Company shall promptly give written notice (the “Second Notice”) to each of the non-selling Stockholders and the Major Holder (the “Non-Selling Stockholders”), which shall set forth the number of shares of Capital Stock not purchased by the Company and which shall include the terms of Notice set forth in Section 5.1. Each Non-Selling Stockholder shall then have the right, exercisable upon written notice to the Company and the selling Stockholder (the “Stockholder Notice”) within twenty (20) days after the receipt of the Second Notice, to purchase all or a portion of its pro rata share of the Capital Stock subject to the Second Notice and on the same terms and conditions as set forth therein. The Stockholder Notice shall also indicate whether the Non-Selling Stockholder is willing to purchase more than his, her or its pro rata share of the Capital Stock and the maximum amount he, she or it would be willing to purchase. The Non- Selling Stockholders who so exercise their rights (the “Participating Stockholders”) shall effect the purchase of the Capital Stock, including payment of the purchase price, not more than five (5) Business Days after all notice periods pursuant to this Section 5.3 have expired and at such time the Company shall record such purchase on the Company’s books.

(b) Each Non-Selling Stockholder’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Capital Stock (as converted to Common Stock) covered by the Second Notice by (ii) a fraction, the numerator of which is the number of shares of Capital Stock and Stock Equivalents (each as converted to Common Stock) owned by the Participating Stockholder at the time of the Notice and the denominator of which is the total number of shares of Capital Stock and Stock Equivalents (each as converted to Common Stock) owned by all of the Stockholders and the Major Holder, in the aggregate, at the time of the Notice.

(c) In the event that not all of the Non-Selling Stockholders elect to purchase their entire pro rata share of the Capital Stock available pursuant to their rights under Section 5.3(a) within the time period set forth therein, then the selling Stockholder shall promptly give written notice to each of the Participating Stockholders who indicated their desire to purchase more than their pro rata share and to inform them of the amount of Capital Stock such Participating Stockholder is required to purchase.

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5.4 Right of Co-Sale.

(a) In the event the Company and/or the Non-Selling Stockholders fail to exercise their respective rights to purchase all of the Capital Stock subject to Sections 5.2 and/or 5.3 hereof, then following the exercise or expiration of the rights of purchase set forth in Sections 5.2 and 5.3, the selling Stockholder shall deliver to the Company and each Non-Selling Stockholder written notice (the “Selling Stockholder Co-Sale Notice”) that each Non-Selling Stockholder shall have the right, exercisable upon written notice to such Stockholder with a copy to the Company within ten (10) days after receipt of the Selling Stockholder Co-Sale Notice, to participate in such Transfer of Capital Stock on the same terms and conditions. Such notice shall indicate the number of shares of Capital Stock up to that number of shares determined under Section 5.4(b) that the Non-Selling Stockholder wishes to sell under its right to participate. To the extent that one or more of the Non-Selling Stockholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Capital Stock that the selling Stockholder may sell in the transaction shall be correspondingly reduced.

(b) With respect to a Transfer pursuant to Section 5.4(a), each Non-Selling Stockholder may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Capital Stock (as converted to Common Stock) covered by the Selling Stockholder Co-Sale Notice and not purchased by the Company or its assignees or Non-Selling Stockholders pursuant to Section 5.2 or 5.3 by (ii) a fraction, the numerator of which is the number of shares of Capital Stock and Stock Equivalents (each as converted to Common Stock) owned by such Non-Selling Stockholder at the time of the Notice and the denominator of which is the total number of shares of Capital Stock and Stock Equivalents (each as converted to Common Stock) owned by the selling Stockholder (excluding shares purchased by the Company and/or Non-Selling Stockholders pursuant to Sections 5.2 and/or 5.3) and the Non-Selling Stockholders at the time of the Notice.

(c) In the event the Major Holder proposes to Transfer any shares of Capital Stock other than pursuant to the provisions of Section 6 or Section 9, then the Major Holder shall deliver to the Company and each Stockholder written notice (the “Major Holder Co-Sale Notice”) that each Stockholder shall have the right, exercisable upon written notice to the Major Holder with a copy to the Company within ten (10) days after receipt of the Major Holder Co-Sale Notice, to participate in such Transfer of Capital Stock on the same terms and conditions. Such notice shall indicate the number of shares of Capital Stock up to that number of shares determined under Section 5.4(d) that the Stockholder wishes to sell under its right to participate. To the extent that one or more of the Stockholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Capital Stock that the Major Holder may sell in the transaction shall be correspondingly reduced.

(d) With respect to a Transfer pursuant to Section 5.4(c), each Stockholder may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Capital Stock (as converted to Common Stock) covered by the Major Holder Co-Sale Notice by (ii) a fraction, the numerator of which is the number of shares of Capital Stock and Stock Equivalents (each as converted to Common Stock) owned by such Stockholder at the time of the Major Holder Co-Sale Notice and the denominator of which is the total number of shares of Capital Stock and Stock Equivalents (each as converted to Common Stock) owned by the Major Holder and the Stockholders at the time of the Major Holder Co-Sale Notice.

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(e) The selling Stockholder or Major Holder, as applicable, shall remit to such Stockholder who elects to participate in the Transfer subject to a Major Holder Co-Sale Notice, in each case, pursuant to this Section 5.4 (a “Co-Sale Participant”) that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, the selling Stockholder or Major Holder, as applicable, shall not sell to such prospective purchaser or purchasers any Capital Stock unless and until, simultaneously with such sale, such Stockholder or the Major Holder, as applicable, shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(f) The exercise or non-exercise of the rights of any Non-Selling Stockholder in respect of a Selling Stockholder Co-Sale Notice or any Stockholder in respect of a Major Holder Co-Sale Notice hereunder to participate in one or more Transfers of Capital Stock made by any Stockholder or the Major Holder, as applicable, shall not adversely affect its right to participate in subsequent Transfers of Capital Stock subject to Section 5.

5.5 Transfer; Restrictions.

(a) To the extent that no Non-Selling Stockholder elects to participate in the sale of the Capital Stock subject to the Selling Stockholder Co-Sale Notice, the Stockholder may, not later than sixty (60) days following delivery to the Company of the Selling Stockholder Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Capital Stock covered by the Selling Stockholder Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Selling Stockholder Co-Sale Notice; provided, however, that any transferee under all circumstances shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Stockholder hereunder, including without limitation Sections 5, 8 and 9. Such transferred Capital Stock shall remain “Capital Stock” hereunder, and such transferee shall be treated as the “Stockholder” for purposes of this Agreement. Any proposed Transfer on terms and conditions more favorable than those described in the Selling Stockholder Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Capital Stock by a Stockholder, shall again be subject to the first refusal and co-sale rights of the Company and/or the Major Holder and shall require compliance by a Stockholder with the procedures described in this Section 5.

(b) To the extent that no Stockholder elects to participate in the sale of the Capital Stock subject to the Major Holder Co-Sale Notice, the Major Holder may, not later than sixty (60) days following delivery to the Company of the Major Holder Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Capital Stock covered by the Major Holder Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Major Holder Co-Sale Notice; provided, however, that any transferee under all circumstances shall enter into a written

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agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Stockholder hereunder, including without limitation Sections 5, 8 and 9. Such transferred Capital Stock shall remain “Capital Stock” hereunder, and such transferee shall be treated as a “Stockholder” for purposes of this Agreement. Any proposed Transfer on terms and conditions more favorable than those described in the Major Holder Co-Sale Notice shall again be subject to the co-sale rights of the Stockholders and shall require compliance by the Major Holder with the procedures described in this Section 5. Any subsequent proposed Transfer of any of the Capital Stock by the Major Holder, shall be subject to the co-sale rights of the Stockholders and shall require compliance by the Major Holder with the procedures described in this Section 5.

6. Exempt Transfers. Notwithstanding the foregoing, the notice, first refusal and co-sale rights set forth in Section 5 above shall not apply to, (a) in the case the Stockholder or the Major Holder is an entity, any Transfer to its Affiliate, (b) any Transfer by (i) any Morgan Stanley Purchaser or MS Agent, (ii) any Capital World Purchaser, (iii) the Rock Springs Purchaser or (iv) the Wellington Purchaser (each, a “Purchaser Transferor”) on behalf of such Purchaser Transferor, to another fund or account managed, advised or sub-advised by MS Agent (in the case of any Morgan Stanley Purchaser or MS Agent), Capital Research and Management Company (in the case of any Capital World Purchaser), Rock Springs Capital Management LP (in the case of the Rock Springs Purchaser) or Wellington (in the case of the Wellington Purchaser) or, in the case of each of the foregoing, to an affiliated investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, pursuant to a merger or reorganization of such Purchaser Transferor, (c) any Transfer by any Purchaser Transferor to the Company in accordance with the terms and conditions of the put option in the Morgan Stanley Investment Agreement, Capital World Investment Agreement, Rock Springs Investment Agreement or Wellington Investment Agreement, as applicable, and (d) in the case the Stockholder is a natural person, any Transfer without consideration to a Stockholder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or the Stockholder, or to any other Person approved by the Board of Directors of the Company; provided, that, in the event of any Transfer made pursuant to such exemption, (A) the Stockholder shall inform the Company and the Major Holder, or the Major Holder shall inform the Company, as applicable, of such Transfer or gift prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Stockholder hereunder, including without limitation Sections 5, 8 and 9. Capital Stock subject to a Transfer described in this Agreement shall remain “Capital Stock” hereunder, and such pledgee, transferee or donee shall be treated as the “Stockholder” for purposes of this Agreement.

7. Prohibited Transfers.

7.1 Put Option.

(a) In the event that a Stockholder or the Major Holder, as applicable, should sell any Capital Stock in contravention of the co-sale rights set forth in Section 5.4 of this Agreement (a “Prohibited Transfer”), the Non-Selling Stockholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Stockholder or the Major Holder, as applicable, shall be bound by the applicable provisions of such option; provided, however, that this Section 7.1 shall not operate to waive, reduce, diminish, or otherwise limit the enforceability of any other provision of this Agreement, including, without limitation, those set forth in Sections 5 and 6.

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(b) In the event of a Prohibited Transfer, each Non-Selling Stockholder shall have the right to sell to the selling Stockholder or the Major Holder, as applicable, the type and number of shares of Capital Stock equal to the number of shares such Non-Selling Stockholder would have been entitled to Transfer to the purchaser under Section 5.4 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Stockholder or the Major Holder, as applicable, shall be equal to the price per share paid by the purchaser to such Stockholder or the Major Holder, as applicable, in such Prohibited Transfer. The Stockholder or the Major Holder, as applicable, shall also reimburse each Non-Selling Stockholder for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of such Non-Selling Stockholder’s rights under Section 5.4.

(ii) The selling Stockholder or the Major Holder, as applicable, shall pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 7.1(b)(i), in cash or by other means acceptable to the Non-Selling Stockholder.

7.2 Voidability of Transfer. Notwithstanding the availability of the remedy set forth in Section 7.1 for a violation of Section 5.4, (a) any purported Transfer by a Stockholder or the Major Holder, as applicable, of Capital Stock in violation of any provision hereof shall be voidable, in the case of such a Transfer by (i) a Stockholder, at the option of the Major Holder, or (ii) the Major Holder, at the option by the Stockholders owning a majority of the shares of Common Stock held by all of the Stockholders, and (b) the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of, in the case of such a Transfer by (i) a Stockholder, the Major Holder or (ii) the Major Holder, the Stockholders owning a majority of the shares of Common Stock held by all of the Stockholders.

8. Lock-Up Agreement.

8.1 Lock-Up Period; Agreement. In connection with an IPO and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Stockholder and the Major Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days but subject, if the Company does not qualify as an emerging growth company (as defined in the Jumpstart Our Business Startup Act of 2012), to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with applicable FINRA Rules) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the IPO.

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8.2 Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Stockholder (and the securities of every other Person subject to the restrictions in Section 8.1).

8.3 Transferees Bound. Each Stockholder agrees that, prior to the IPO, it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 8.

8.4 Purchasers Not Bound. Notwithstanding anything to the contrary in Subsection 8.1, the obligations set forth in Subsection 8.1 shall not apply to any Purchaser.

9. Drag-Along Right.

9.1 If the Board and the Major Holder shall approve in writing or in a meeting, as evidenced by a writing reflecting such approval, a Sale Transaction (such an approved Sale Transaction, an “Approved Sale Transaction”), then the Company shall provide the Sale Notice to the other Stockholders, which notice shall describe the Approved Sale Transaction in reasonable detail, including the proposed time and place of the closing thereof and the consideration to be received by the Company and/or the Company’s stockholders. Thereafter, each of the Stockholders shall: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party all of the shares held by such Stockholder of each class of Capital Stock of the Company in the Approved Sale Transaction at the closing thereof (or in the event that the Major Holder is selling fewer than all of its shares of the Company’s Capital Stock, shares in the same proportion as the Major Holder is selling) on the same terms and for the same type of consideration as that received by the Major Holder for shares of such class of Capital Stock; and (b) if stockholder approval of the Approved Sale Transaction is required, vote all of such Stockholder’s Voting Shares, or provide an irrevocable proxy (which shall be deemed to be coupled with an interest) directing the holder of such proxy to vote all such shares, in each case in favor thereof.

9.2 In the event that the Approved Sale Transaction is to be effected by the sale of shares of the Company’s Capital Stock without the need for stockholder approval (other than the written approval of the Major Holder), each Stockholder shall sell promptly all shares of the Company’s Capital Stock held by such Stockholder or under such Stockholder’s control (or in the event that the Major Holder is selling fewer than all of their shares of the Company’s Capital Stock, shares in the same proportion as the Major Holder is selling) to the Person to whom the Major Holder proposes to sell its shares in accordance with Section 9.1.

9.3 In the event of an Approved Sale Transaction, each Stockholder also shall execute and deliver all related documentation and take such other action in support of the Approved Sale Transaction as shall reasonably be requested by the Company and consistent with Section 9.1. None of the Stockholders shall deposit, nor cause such Stockholder’s Affiliates to deposit, any voting securities of the Company owned by such Stockholder in a voting trust or,

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except as set forth herein, subject any such voting securities to any arrangement or agreement with respect to the voting of such shares of the Company’s Capital Stock, unless such voting trust, arrangement or agreement contains provisions requiring compliance with the provisions of this Agreement. In the event of an Approved Sale Transaction, any other sale assignment, transfer, pledge, hypothecation, mortgage, disposal or encumbrance of shares of the Company’s Capital Stock by any Stockholder shall be absolutely prohibited, but only during the pendency of such Approved Sale Transaction.

9.4 In connection with an Approved Sale Transaction, each of the Stockholders hereby expressly waives, to the extent permitted under applicable law, the applicability of the provisions for dissenters’ or appraisal rights set forth in Section 262 of the Delaware General Corporation Law (or any other similar applicable state law) and expressly agrees that such Stockholder shall not be entitled, under any circumstances in connection with such Approved Sale Transaction, to exercise any such dissenters’ or appraisal rights. Each of the Stockholders hereby acknowledges that the execution of this Agreement represents a material inducement on the part of the Company to issue, and/or the Major Holder to permit the issuance by the Company or to sell, as applicable, shares to any Stockholder other than the Major Holder. The agreements contained in this Section 9 are coupled with an interest and except as provided in this Agreement may not be revoked or terminated during the term of this Agreement.

9.5 Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Sections 9.1, 9.2, 9.3 and 9.4 above in connection with any Approved Sale Transaction, unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Approved Sale Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to the shares of the Company’s Capital Stock held by such Stockholder or under such Stockholder’s control, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b) such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Approved Sale Transaction, other than with respect to confidentiality obligations (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Approved Sale Transaction);

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(c) the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Approved Sale Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

(d) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Approved Sale Transaction in accordance with the provisions of the Company’s certificate of incorporation) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Approved Sale Transaction, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to the amount of consideration received by such Stockholder;

(e) upon the consummation of the Approved Sale Transaction, (i) each holder of each class or series of the Capital Stock of the Company will receive the same form of consideration for its shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and if any holders of any Capital Stock of the Company are given a choice as to the form of consideration to be received as a result of the Approved Sale Transaction, all holders of such Capital Stock will be given the same option, and (ii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock; and

(f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of Capital Stock, if any holders of any Capital Stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Approved Sale Transaction, all holders of such Capital Stock will be given the same option; provided, however, that nothing in this Subsection shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

10. Vote to Increase Authorized Capital Stock. Each Stockholder, other than the Rock Springs Purchaser and the Wellington Purchaser, shall vote or cause to be voted all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Capital Stock from time to time as requested by the Major Holder.

11. Termination. This Agreement shall terminate upon the earliest to occur of (i) the consummation of an IPO, (ii) the consummation of any other underwritten public offering of Common Stock or (iii) the approvals of each of (x) the holders of securities of the Company representing at least seventy-five percent (75%) of the Voting Shares, (y) Stockholders owning a majority of the shares of Common Stock issued in the Private Placements Financing Round, and (z) the Board. Notwithstanding the above, all parties hereto agree that Sections 8.1, 8.2 and 8.4 shall survive termination of this Agreement.

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12. Successors in Interest.

12.1 In addition to any restriction on Transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective transferees, heirs, successors and assigns; provided, that for any such Transfer to be deemed effective, the transferee shall have executed and delivered to the Company in advance an Adoption Agreement. The Company shall not record any Transfer of shares on its books unless and until such transferee shall have complied with the terms of this Section 12.1. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages hereto and shall be deemed to be a Stockholder. By its execution hereof or of any Adoption Agreement, each of the Stockholders appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective transferees, heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.2 Any certificate, instrument, or book entry representing any of the Voting Shares shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS’ AGREEMENT.”

13. No Liability for Election of Recommended Directors. None of the Company, the Stockholders, the Major Holder (except pursuant to Section 4) or any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the designee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for or designating such designee pursuant to this Agreement.

14. Covenant to Vote; Grant of Proxy. Each Stockholder shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the Voting Shares owned by such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by written consent of stockholders with respect to the election of directors, in favor of the election of the directors designated in accordance with Section 3 hereof. In addition, each Stockholder shall appear in person or proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote, or shall execute and deliver a written consent with respect to, the Voting Shares owned by such Stockholder entitled to vote

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upon any other matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement. Upon the failure of any Party to vote their Voting Shares in accordance with the terms of this Agreement, such Party hereby grants to the Major Holder a proxy coupled with an interest in all Voting Shares owned by such Party, which proxy shall be irrevocable until this Agreement terminates.

15. Covenants and Representations of the Company and the Major Holder.

15.1 For as long as COPCM owns Capital Stock, the Company shall not, and shall direct that each of its then-current direct or indirect majority-owned subsidiaries over which the Company has direct or indirect majority governance control (other than CORE Care Select, Inc., an Ohio corporation) does not, possess or obtain a license to sell health insurance in the State of Ohio without COPCM’s prior written consent.

15.2 The Company agrees to use its commercially reasonable efforts to ensure that the rights given to the Parties hereunder are effective and that the Parties enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s commercially reasonable best efforts to cause the nomination and election (and maintenance in office) of the Board designees as provided in Section 3, to enforce the terms of this Agreement and to inform the Stockholders of any breach hereof (to the extent the Company has knowledge thereof). The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Major Holder or the holders of at least a majority-in-interest of the outstanding shares of Capital Stock of the Company assuming exercise and conversion of all outstanding securities, in order to protect the rights of the Parties hereunder against impairment and to assist the Parties hereto in the exercise of their rights and the performance of their obligations hereunder.

15.3 As of the Effective Date, the Company represents and warrants that (a) it owns one hundred percent (100%) of the ownership interests in Agilon Health Holdings, Inc., a Delaware corporation (f/k/a CD&R Vector Topco, Inc.) (“Agilon Health Holdings”), (b) Agilon Health Holdings owns one hundred percent (100%) of the ownership interests in Agilon Health Intermediate Holdings, Inc., a Delaware corporation (f/k/a CD&R Vector Midco, Inc.) (“Agilon Health Intermediate Holdings”), and (c) Agilon Health Intermediate Holdings owns one hundred percent (100%) of the ownerships interests in agilon health, inc., a Delaware corporation, (f/k/a CD&R Vector Parent, Inc.) (“agilon health”). If the Major Holder or any of its Affiliates receive any issuances of equity or equity-like securities from Agilon Health Holdings, Agilon Health Intermediate Holdings, or agilon health, inc., COPCM has the option, but not the obligation, to participate in such issuance on a pro-rata basis based upon the relative ownership percentage as between the Major Holder and COPCM in the Company on the same terms and conditions.

15.4 Prior to completion of an IPO, neither the Major Holder nor the Company may directly or indirectly enter into any transaction (or series of related transactions) with any Affiliate of the Major Holder (including but not limited to portfolio companies of investment funds managed by Clayton, Dubilier & Rice, LLC, but excluding ordinary course transactions

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between the Company and any wholly owned subsidiary of the Company), relating to the ownership, control or operation of the Company or its subsidiaries, other than agreements customarily entered into by Clayton, Dubilier & Rice LLC portfolio companies in connection with an IPO (including stockholder agreements, nominating agreements, registration rights agreements, consulting termination agreements, indemnity arrangements and other IPO governance agreements or arrangements), without the prior approval of: (i) a majority of the Company’s disinterested directors and (ii) Stockholders owning a majority of the shares of Common Stock issued in the Private Placements Financing Round. The Major Holder and the Company hereby represent and warrant that except (a) for any agreements and arrangements with current and former employees and directors relating to their (x) employment or service with the Company, its subsidiaries and affiliated independent physician associations entered into in the ordinary course, including compensation and benefits relating to such employment or service, or (y) separation from employment, including compensation and benefits relating to such separation and (b) as otherwise set forth on Exhibit C, there are no agreements, commitments or similar items with respect to any of the foregoing as of the date hereof. Notwithstanding anything in this Agreement to the contrary, this Section 15.4 may be amended only with the approvals set forth in clauses (i) and (ii) of the first sentence of this Section 15.4.

15.5 The Major Holder agrees that it shall not make any indemnification claim (and in no event shall the Indemnifying Parties (as defined in the agreement below) have any obligations) in respect of a diminution in value of any shares of Capital Stock held by the Major Holder pursuant to the Indemnification Agreement, dated as of July 1, 2016, by and among Agilon Health Holdings, Agilon Health Intermediate Holdings, agilon health, Primary Provider Management Co., Inc., a California Corporation, the Major Holder, Clayton, Dubilier & Rice Fund IX, L.P., a Cayman Islands exempted limited partnership, Clayton, Dubilier & Rice Fund IX-A, L.P, a Cayman Islands exempted limited partnership, CD&R Advisor Fund IX, L.P., a Cayman Islands exempted limited partnership, and Clayton, Dubilier & Rice, LLC, a Delaware limited liability company.

16. Rights to Future Stock Issuances.

16.1 Right of First Offer. Subject to the terms and conditions of this Section 16.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Stockholder and the Major Holder.

(a) The Company shall give notice (the “Issuance Offer Notice”) to each Stockholder and the Major Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within five (5) Business Days after the Issuance Offer Notice is given, each Stockholder or the Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Issuance Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Stockholder and the Major Holder, as applicable, (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Preferred Stock and any other Derivative Securities then held by such Stockholder or Major

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Holder, as applicable) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of any Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such five (5) Business Day period, the Company shall promptly notify each Stockholder and the Major Holder, as applicable, that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Stockholder’s or the Major Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which the Stockholders and the Major Holder were entitled to subscribe but that were not subscribed for by the Stockholders or the Major Holder, as applicable, which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 16.1(b) shall occur within the later of ninety (90) days of the date that the Issuance Offer Notice is given and the date of initial sale of New Securities pursuant to Section 16.1(c).

(c) If all New Securities referred to in the Issuance Offer Notice are not elected to be purchased or acquired as provided in Section 16.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 16.1(b), offer and enter into an agreement to sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Stockholders and the Major Holder in accordance with this Section 16.1.

(d) The right of first offer in this Section 16.1 shall not be applicable to (i) Exempted Securities, (ii) shares of Common Stock issued in an IPO or (iii) shares of Common Stock issued in the Private Placements Financing Round.

(e) Notwithstanding the foregoing and Section 17.6, the Company may waive the rights of the Stockholders and the Major Holder to purchase New Securities under this Section 16.1 with the approval of the Major Holder and the Stockholders owning a majority of the shares of Common Stock held by all of the Stockholders; provided, that, in the event that the rights of a Stockholder to purchase New Securities under this Section 16.1 are waived with respect to a particular offering of New Securities without such Stockholder’s prior written consent (a “Waived Investor”) and any Stockholder or the Major Holder that participated in waiving such rights actually purchases New Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing Stockholder or the Major Holder.

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16.2 Termination. The covenants set forth in Section 16.1 shall terminate and be of no further force or effect (i) upon the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon the closing of an Approved Sale Transaction, whichever event occurs first.

17. Miscellaneous.

17.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in all respects in accordance with laws of the State of Delaware without regard to its choice of laws principles.

17.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

17.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to the attention of the Ronald Kuerbitz at One World Trade Center, Suite 2050, Long Beach, CA 90831, or at such other current address as the Company shall have furnished to the Stockholders, with a copy (which shall not constitute notice) to Christopher Anthony, c/o Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022. All communications to the Stockholders shall be sent to each Stockholder’s address as set forth beneath its signature (copies of such Adoption Agreements are attached hereto as Exhibit D), or at such other address as the relevant recipient may designate pursuant to the provisions of this Section 17.5.

17.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Major Holder; provided, however, that any amendment or waiver that materially and disproportionately adversely affects a Stockholder in a materially different manner than all of the other Stockholders shall require the consent of such Stockholder;

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provided, further, that any amendment or waiver that adversely affects any Purchaser shall require the consent of such Purchaser. Notwithstanding the foregoing, pursuant to Section 17.10, no consent or approval of any Stockholder shall be required to add persons as parties to this Agreement. Any amendment or waiver effected in accordance with this Section 17.6 shall be binding upon each Stockholder and the Company, and each of their respective successors and assigns. The Company shall give each Stockholder prompt written notice of any amendment, modification, or termination of, and of any waiver under, this Agreement. Notwithstanding the foregoing, any provision hereof may be waived by the waiving Party on such Party’s own behalf, without the consent of any other Party. Notwithstanding anything herein to the contrary, if the Board and the Major Holder determine that it is advisable and in the best interests of the Company to effect a reorganization, an effect of which would be that all of the then stockholders of the Company would become stockholders of another entity that is or would be following such reorganization an Affiliate of the Company, then each Stockholder shall take any and all such actions and execute and deliver any and all such instruments and other documents as the Board may reasonably request in order to effect or evidence such reorganization and upon the Company’s assignment of its rights and obligations under this Agreement to such other affiliated entity, this Agreement shall remain in full force and effect as a stockholders agreement of such other affiliated entity and all references herein to the Company shall be to such other affiliated entity and each Stockholder shall be a stockholder of such other affiliated entity.

17.7 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the Parties in entering into this Agreement.

17.8 Entire Agreement. This Agreement (including all schedules and exhibits attached hereto, if any) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof.

17.9 Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

17.10 Additional Stockholders. In the event that after the date of this Agreement, the Company enters into an agreement with any Person, other than employees, directors, or management of the Company or its Affiliates, to issue shares of Capital Stock, then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing and delivering an Adoption Agreement, and thereafter such Person shall be deemed a Party hereto and a “Stockholder” hereunder. The Company shall attach any executed Adoption Agreements to Exhibit D of this Agreement.

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17.11 Consent of Spouse. If any individual Party to this Agreement is married on the date of this Agreement, such Party’s spouse shall execute and deliver to the Company a Consent of Spouse substantially in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to convey to the spouse any rights that do not otherwise exist by operation of law or the agreement between such parties. If any individual Party to this Agreement should marry or remarry subsequent to the date of this Agreement, such Party shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver the Consent of Spouse.

17.12 Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf or other fixed image form) shall be binding to the same extent as an original signature page.

17.13 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law.

17.14 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliates of a Stockholder shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

17.15 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

17.16 Construction.

(a) References herein to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(b) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
Name:	Ravi Sachdev
Title:	President

[Signature Page to Amended and Restated Stockholders’ Agreement of Agilon Health Topco, Inc.]

MAJOR HOLDER:

CD&R VECTOR HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant
Secretary

[Signature Page to Amended and Restated Stockholders’ Agreement of Agilon Health Topco, Inc.]

SCHEDULE I

STOCKHOLDERS

1.	COPC Practice Management, LLC;

2.	Canadian Pooled Funds-Global Opportunity Fund I;

3.	Morgan Stanley Investment Funds-Global Opportunity Fund;

4.	Growth Trust;

5.	Morgan Stanley Investment Funds-US Growth Fund;

6.	Morgan Stanley Insight Fund (/f/k/a Morgan Stanley Multi Cap Growth Trust);

7.	Morgan Stanley Institutional Fund Trust—Discovery Portfolio (f/k/a Morgan Stanley Institutional Fund Trust-Mid Cap Growth Portfolio);

8.	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio;

9.	NGS Super Pty Limited;

10.	Morgan Stanley Variable Insurance Fund, Inc.—Discovery Portfolio (f/k/a Morgan Stanley Variable Insurance Fund, Inc.-Mid Cap Growth Portfolio);

11.	Inception Trust (f/k/a Small Company Growth Trust);

12.	The Employee Benefits Committee of American Airlines, Inc. and US Airways, Inc.;

13.	Morgan Stanley Institutional Fund, Inc.-Growth Portfolio;

14.	Morgan Stanley Institutional Fund, Inc.-Global Opportunity Portfolio;

15.	Russell Investment Company V plc-Russell Investments Global Ethical Equity Fund;

16.	Brighthouse Funds Trust I – Morgan Stanley Mid Cap Growth Fund;

17.	The New Economy Fund;

18.	SMALLCAP World Fund, Inc.;

19.	Rock Springs Capital Master Fund LP; and

20.	Hadley Harbor Master Investors (Cayman) II L.P.

EXHIBIT A

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to the terms of that certain Amended and Restated Stockholders’ Agreement dated as of _________________ (as may be amended from time to time, the “Stockholders’ Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1. Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the Capital Stock of the Company (the “Stock”), for one of the following reasons (Check the appropriate box):

[ ] as a transferee of Voting Shares from a party in such party’s capacity as a “Stockholder” bound by the Stockholders’ Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Stockholders’ Agreement.

[ ] as a new Stockholder in accordance with Section 17.10 of the Stockholders’ Agreement, in which case Holder will be a “Stockholder” for all purposes of the Stockholders’ Agreement.

2. Agreement. Holder (a) agrees that the Capital Stock acquired by Holder shall be bound by and subject to the terms of the Stockholders’ Agreement and (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally a Party thereto.

3. Notice. Any notice required or permitted by the Stockholders’ Agreement shall be given to Holder at the address listed beside Holder’s signature below.

(Signature Page Follows)

EXECUTED AND DATED this ___________ day of __________, 20_.

HOLDER:

By:
Name:
Title:
Address:

Fax:

Accepted and Agreed:

COMPANY

By:
Name:
Title:

EXHIBIT B

CONSENT OF SPOUSE

I, _________________________ , spouse of _______________________________, acknowledge that I have read the Amended and Restated Stockholders’ Agreement dated as of _______________, to which this Consent of Spouse is attached as Exhibit B (as may be amended from time to time, the “Stockholders’ Agreement”), and that I know the contents of the Stockholders’ Agreement. I am aware that the Stockholders’ Agreement contains provisions regarding the voting and transfer of shares of Capital Stock of the Company (as defined in the Agreement) that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Capital Stock of the Company subject to the Stockholders’ Agreement shall be irrevocably bound by the Stockholders’ Agreement and further understand and agree that any community property interest I may have in such shares of Capital Stock of the Company shall be similarly bound by the Stockholders’ Agreement.

I am aware that the legal, financial and related matters contained in the Stockholders’ Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Stockholders’ Agreement carefully that I will waive such right.

Date:
[Name of Stockholder’s Spouse]

EXHIBIT C

AFFILIATE AGREEMENTS

1.

Agilon Health Holdings, Inc. (f/k/a CD&R Vector Topco, Inc.) and Primary Provider Management Company, Inc. have an Employment Agreement, dated September 15, 2016, in place with Manoj Mathew, M.D., who is the owner of Vector Vantage Parent, Inc., Vector Cal Care Parent, Inc. and Vector LAMC Parent Inc., each a California professional corporation.

2.	Consulting Agreement, dated July 1, 2016, by and among Agilon Health Holdings, Inc. (f/k/a CD&R Vector Topco, Inc.), Primary Provider Management Co., Inc. and Clayton, Dubilier & Rice, LLC.

3.

Indemnification Agreement, dated July 1, 2016, by and among Agilon Health Holdings, Inc. (f/k/a CD&R Vector Topco, Inc.), Agilon Health Intermediate Holdings, Inc. (f/k/a CD&R Vector Midco, Inc.), agilon health, inc. (f/k/a CD&R Vector Parent, Inc.), Primary Provider Management Co., Inc., CD&R Vector Holdings, L.P., Clayton, Dubilier & Rice Fund IX, L.P., Clayton, Dubilier & Rice Fund IX-A, L.P, CD&R Advisor Fund IX, L.P. and Clayton, Dubilier & Rice, LLC.

4.	Contribution and Subscription Agreement, dated April 27, 2017, between the Company and COPC Practice Management, LLC.

EXHIBIT D

EXECUTED ADOPTION AGREEMENTS

[see attached]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“STOCKHOLDER”

COPC PRACTICE MANAGEMENT, LLC

By: Its Manager, Central Ohio Primary Care Physicians, Inc., an Ohio corporation

By:	/s/ J. William Wulf, M.D.
Name:	J. William Wulf, M.D.
Title:	Chief Executive Officer

Address:	570 Polaris Parkway, Suite 250 Westerville, Ohio 43082

Email:	[***]

[Signature Page to Stockholders’ Agreement of Agilon Health Topco, Inc.]

EXECUTION VERSION

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”), dated as of November 7, 2018, is executed by each of the undersigned (each, a “Holder”) pursuant to the terms of that certain Stockholders’ Agreement dated as of April 27, 2017 and as amended pursuant to that Amendment to Stockholders’ Agreement, dated as of the date hereof, by and between the Company and the Majority Holder (as it may be amended from time to time, the “Stockholders’ Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1. Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the Capital Stock of the Company (the “Stock”), for one of the following reasons (Check the appropriate box):

[ ] as a transferee of Voting Shares from a party in such party’s capacity as an “Stockholder” bound by the Stockholders’ Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Stockholders’ Agreement.

[✓] as a new Stockholder in accordance with Section 16.10 of the Stockholders’ Agreement, in which case Holder will be a “Stockholder” for all purposes of the Stockholders’ Agreement.

2. Agreement. Holder (a) agrees that the Capital Stock acquired by Holder shall be bound by and subject to the terms of the Stockholders’ Agreement, and (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally a Party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

(Signature Page Follows)

EXECUTED AND DATED as of the date first written above.

HOLDER:

[Executed by Morgan Stanley Investment Management Inc. on behalf of certain funds and accounts]

[Signature Page to Adoption Agreement]

Accepted and Agreed: COMPANY: AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
Name:	Ravi Sachdev
Title:	President

[Signature Page to Adoption Agreement]

EXECUTION VERSION

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”), dated as of January 4, 2019, is executed by each of the undersigned (each, a “Holder”) pursuant to the terms of the Stockholders’ Agreement, by and among the Company and certain of its stockholders, dated as of April 27, 2017, as amended by the Amendment to Stockholders’ Agreement, dated as of November 7, 2018, by and between the Company and the Major Holder and as further amended by the Second Amendment to Stockholders’ Agreement, dated as of the date hereof, by and between the Company and the Major Holder (as it may be amended from time to time, the “Stockholders’ Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.    Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the Capital Stock of the Company (the “Stock”), for one of the following reasons (Check the appropriate box):

☐ as a transferee of Voting Shares from a party in such party’s capacity as an “Stockholder” bound by the Stockholders’ Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Stockholders’ Agreement.

☑ as a new Stockholder in accordance with Section 16.10 of the Stockholders’ Agreement, in which case Holder will be a “Stockholder” for all purposes of the Stockholders’ Agreement.

2.    Agreement. Holder (a) agrees that the Capital Stock acquired by Holder shall be bound by and subject to the terms of the Stockholders’ Agreement, and (b)    hereby adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally a Party thereto.

3.    Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

(Signature Page Follows)

EXECUTED AND DATED as of the date first written above.

HOLDERS:

THE NEW ECONOMY FUND

By: Capital Research and Management Company, for and on behalf of The New Economy Fund

By:	/s/ Kenneth R. Gorvetzian

Name:	Kenneth R. Gorvetzian

Title:	Authorised Signer

Address:	333 South Hope Street, 55th Floor Los Angeles, California 90071
Attention:	Erik A. Vayntrub
Email:	[***]

with a copy (which shall not constitute notice) to:

c/o Capital Research and Management Company
630 Fifth Avenue, 36th Floor
New York, New York 10111
Attention:	Diana Wagner
Email:	[***]

[Signature Page to Adoption Agreement]

EXECUTED AND DATED as of the date first written above.

HOLDERS:

SMALLCAP WORLD FUND, INC.

By: Capital Research and Management Company, for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Kenneth R. Gorvetzian

Name:	Kenneth R. Gorvetzian

Title:	Authorised Signer

Address:	333 South Hope Street, 55th Floor Los Angeles, California 90071
Attention:	Erik A. Vayntrub
Email:	[***]

with a copy (which shall not constitute notice) to:

c/o Capital Research and Management Company
630 Fifth Avenue, 36th Floor
New York, New York 10111
Attention:	Diana Wagner
Email:	[***]

[Signature Page to Adoption Agreement]

Accepted and Agreed:

COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
Name:	Ravi Sachdev
Title:	President

[Signature Page to Adoption Agreement]

EXECUTION VERSION

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”), dated as of November 7, 2019, is executed by the undersigned (the “Holder”) pursuant to the terms of the Stockholders’ Agreement, by and among the Company and certain of its stockholders, dated as of April 27, 2017, as amended by the Company and the Major Holder in the Amendment to Stockholders’ Agreement, dated as of November 7, 2018, the Second Amendment to Stockholders’ Agreement, dated as of January 4, 2019, and the Third Amendment to Stockholders’ Agreement, dated as of the date hereof (as amended by such amendments and as it may be amended from time to time, the “Stockholders’ Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.    Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the Capital Stock of the Company (the “Stock”), for one of the following reasons (Check the appropriate box):

☐  as a transferee of Voting Shares from a party in such party’s capacity as an “Stockholder” bound by the Stockholders’ Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Stockholders’ Agreement.

☑  as a new Stockholder in accordance with Section 16.10 of the Stockholders’ Agreement, in which case Holder will be a “Stockholder” for all purposes of the Stockholders’ Agreement.

2.    Agreement. Holder (a) agrees that the Capital Stock acquired by Holder shall be bound by and subject to the terms of the Stockholders’ Agreement, and (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally a Party thereto.

3.    Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

(Signature Page Follows)

EXECUTED AND DATED as of the date first written above.

HOLDER:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs General Partner LLC, its General Partner

By:	Mark Bussard
	Name:	Mark Bussard
	Title:	Managing Member
	Address:	Rock Springs Capital Master Fund LP 650 South Exeter Street, Suite 1070 Baltimore, MD 21202

	Attention:	General Counsel
	E-mail:	[***]

[Signature Page to Adoption Agreement]

Accepted and Agreed:

COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
Name: Ravi Sachdev
Title: President

[Signature Page to Adoption Agreement]

EXECUTION VERSION

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”), dated as of November 29, 2019, is executed by each of the undersigned (each, a “Holder”) pursuant to the terms of the Amended and Restated Stockholders’ Agreement, by and among the Company and certain of its stockholders, dated as of the date hereof (as it may be amended from time to time, the “Stockholders’ Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.    Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the Capital Stock of the Company (the “Stock”), for one of the following reasons (Check the appropriate box):

☐  as a transferee of Voting Shares from a party in such party’s capacity as an “Stockholder” bound by the Stockholders’ Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Stockholders’ Agreement.

☑  as a new Stockholder in accordance with Section 17.10 of the Stockholders’ Agreement, in which case Holder will be a “Stockholder” for all purposes of the Stockholders’ Agreement.

2.    Agreement. Holder (a) agrees that the Capital Stock acquired by Holder shall be bound by and subject to the terms of the Stockholders’ Agreement, and (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally a Party thereto.

3.    Notice. Any notice required or permitted by the Stockholders’ Agreement shall be given to Holder at the address listed beside Holder’s signature below.

(Signature Page Follows)

EXECUTED AND DATED as of the date first written above.

HOLDER:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

By:	Wellington Management Company LLP, as investment adviser

By:	/s/ Emily D. Babalas
Name: Emily D. Babalas
Title: Managing Director and Counsel
Address:
Hadley Harbor Master Investors (Cayman) II L.P. c/o Wellington Management Company LLP Legal and Compliance 280 Congress Street Boston, MA 02210
Attention: Emily D. Babalas, Managing Director and Counsel
Email: [***]

with a copy (which shall not constitute notice) to: Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109
Attention: Jason L. Kropp
E mail: [***]

[Signature Page to Adoption Agreement]

Accepted and Agreed:

COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
Name:	Ravi Sachdev
Title:	President

[Signature Page to Adoption Agreement]